                       Securities and Exchange Commission
                             Washington, D.C. 20549





                                  FORM 8-K-A-2



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 31, 2002


                            IMX PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294


Utah                                                              87-0394290
---------                                                         ----------
(State or other jurisdiction of                            (I.R.S.  Employer
incorporation or organization)                           Identification No.)



                  Suite 2902, 140 Broadway, New York, NY 10005
                  --------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.509.9500
                                  ------------
              (Registrant's Telephone number, including area code)

ITEM 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

These are the audited and pro forma financial statements required as a result of the acquisition of all of the remaining equity of ThinkDirectMarketing, Inc. ("TDMI") as described in more detail in Item 2 of the Report on Form 8-K filed February 15th, 2002. A discussion of TDMI's operating results may be found in the Report on Form 10-QSB for the three months ended March 31, 2002.


    Financial
    Statement
       Page         Financial Statement Name

       F-1          Auditor's Report of Berenfeld, Spritzer, Shechter & Sheer

       F-2          ThinkDirectMarketing, Inc. Balance Sheets as of December 31, 2001 (audited) and December 31,
                    2000(audited)

       F-4          ThinkDirectMarketing, Inc Statements of Operations for the Years Ended December 21, 2001
                    (audited) and December 31, 2000 (audited)

       F-5          ThinkDirectMarketing, Inc Statements of Stockholders Deficit for the Years
                    Ended December 21, 2001 (audited) and December 31, 2000 (audited)

       F-6          ThinkDirectMarketing, Inc Statements of Cash Flow for the Years Ended December 21, 2001
                    (audited) and December 31, 2000 (audited)

       F-7-25       Notes to Audited Financial Statements


       F-26         IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Balance Sheets as of December 31, 2001.

       F-28         IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Statements of Operations for the Three
                    Months Ended December 31, 2001.
       F-29         IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Statements of Operations for the Year
                    Ended June 30, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMX PHARMACEUTICALS, INC.


Date: May 15, 2002                          By:   /s/ Adrian Stecyk
                                                -------------------------------
                                                        Adrian Stecyk

                          INDEX TO FINANCIAL STATEMENTS

      Financial       Financial Statement Name
     Statement
       Page

        F-1          Auditor's Report of Berenfeld, Spritzer, Shechter & Sheer                                     F-1

        F-2          ThinkDirectMarketing, Inc. Balance Sheets as of December 31, 2001 (audited) and               F-2
                     December 31, 2000(audited)

        F-4          ThinkDirectMarketing, Inc Statements of Operations for the Years Ended December 21, 2001      F-4
                     (audited) and December 31, 2000 (audited)

        F-5          ThinkDirectMarketing, Inc Statements of Stockholders Deficit for the Years Ended              F-5
                     December 21, 2001 (audited) and December 31, 2000 (audited)

        F-6          ThinkDirectMarketing, Inc Statements of Cash Flow for the Years Ended December 21, 2001       F-6
                     (audited) and December 31, 2000 (audited)

        F-7-25       Notes to Audited Financial Statements                                                         F-8-25


       F-26          IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Balance Sheets as of
                     December 31, 2001.                                                                           F-26

       F-28          IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Statements of Operations for the         F-28
                     Three Months Ended December 31, 2001.

       F-29          IMX Pharmaceuticals, Inc. and Subsidiaries Pro Forma Statements of Operations for the         F-29
                     Year Ended June 30, 2001.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and
  Board of Directors
ThinkDirectMarketing, Inc.
Stamford, Ct.


We have audited the consolidated balance sheet of ThinkDirectMarketing, Inc. ("the Company"), a Delaware company, and subsidiary as of December 31, 2001, the balance sheet of ThinkDirectMarketing, Inc. as of December 31, 2000 and the related statements of operations and accumulated deficit in retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ThinkDirectMarketing, Inc. and subsidiary as of December 31, 2001 and the financial position of ThinkDirectMarketing, Inc. as of December 31, 2000, and the respective results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company and subsidiary will continue as a going concern. As described in Note 2 conditions exist which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




BERENFELD, SPRITZER, SHECHTER & SHEER
May 10, 2002

                    THINKDIRECTMARKETING, INC. AND SUBSIDIARY

                     (f/k/a Digital Asset Management, Inc.)

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS

                                                                             2001                2000
                                                                        ---------------     ---------------
                                                                        (Consolidated)

CURRENT ASSETS:

      Cash                                                              $         8,162     $       537,576
      Accounts receivable, net of allowance
          for bad debts                                                         220,945              31,743
      Prepaid expenses                                                           43,697              28,195
      Employee loans                                                               (202)              1,000
                                                                        ---------------     ---------------

          Total Current Assets                                                  272,602             598,514
                                                                        ---------------     ---------------


PROPERTY AND EQUIPMENT, net of
      accumulated depreciation of
      $261,592 and $126,500                                                     253,864             439,269
                                                                        ---------------     ---------------


OTHER ASSETS:

      Security deposits                                                          15,457              17,757
      Customer list, net of
          accumulated amortization
          of $100,534 and $72,608                                                     0              27,926
      Website development                                                       111,837             345,347
                                                                        ---------------     ---------------

          Total Other Assets                                                    127,294             391,030
                                                                        ---------------     ---------------


TOTAL ASSETS                                                            $       653,760     $     1,428,813
                                                                        ===============     ===============


The accompanying notes are an integral part of these financial statements.

                    THINKDIRECTMARKETING, INC. AND SUBSIDIARY

                     (f/k/a Digital Asset Management, Inc.)

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000


              LIABILITES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                   2001                2000
                                                                                              ---------------     ---------------
                                                                                              (Consolidated)

CURRENT LIABILITIES:

      Notes payable                                                                           $     5,089,000     $     4,881,934
      Accounts payable and accrued expenses                                                           764,112             226,737
      Deferred revenue                                                                                347,912             162,599
      Employee loans                                                                                        0               5,000
                                                                                              ---------------     ---------------

          Total Current Liabilities                                                                 6,201,024           5,276,270
                                                                                              ---------------     ---------------


LONG-TERM LIABILITIES                                                                                       0                   0
                                                                                              ---------------     ---------------


          Total Liabilities                                                                         6,201,024           5,276,270
                                                                                              ---------------     ---------------


STOCKHOLDERS' EQUITY (DEFICIT):

      Preferred stock, $0.01 par value 2,000,000 shares
          authorized, 1,145,073 and 2,500 shares issued
           and outstanding                                                                             11,451                  25
      Common Stock, $0.01 par value, 3,000,000 shares
          authorized, 280,956 and134,000 shares issued
           and outstanding                                                                              2,810               1,340
      Additional paid-in capital                                                                    6,800,693           3,540,385
      Members' Deficit in Subsidiary                                                                 (612,762)
      Retained earnings (deficit)                                                                 (11,749,456)         (7,389,207)
                                                                                              ---------------     ---------------

          Total Stockholders' Equity (Deficit)                                                     (5,547,264)         (3,847,457)
                                                                                              ---------------     ---------------

TOTAL LIABILITIES AND
      STOCKHOLDERS EQUITY (DEFICIT)                                                           $       653,760     $     1,428,813
                                                                                              ===============     ===============


The accompanying notes are an integral part of these financial statements.

                           THINKDIRECTMARKETING, INC.

                    (f/k/a Digital Asset Management, Inc.)

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                           DECEMBER 31, 2001 and 2000

                                                                                                    2001                2000
                                                                                              ---------------     ---------------
                                                                                              (Consolidated)

REVENUES                                                                                      $     1,577,410     $       389,483

OPERATING EXPENSES                                                                                  6,222,319           3,987,182
                                                                                              ---------------     ---------------

LOSS FROM OPERATIONS                                                                               (4,644,910)         (3,597,699)
                                                                                              ---------------     ---------------

OTHER INCOME (EXPENSES)

      Interest income                                                                                     217                  10
      Forgiveness of loan interest                                                                          0             142,849
      Interest expense                                                                                 (4,537)            (81,848)
      Loss on website impairment                                                                     (116,103)                  0
      Loss on computer equipment impairment                                                          (139,568)                  0
      Other expenses                                                                                   (2,012)               (100)
                                                                                              ---------------     ---------------

      Total Other Income (Expenses)                                                                  (262,003)             60,911
                                                                                              ---------------     ---------------

NET LOSS                                                                                           (4,906,913)         (3,536,788)

RETAINED EARNINGS (DEFICIT) - BEGINNING                                                            (7,455,312)         (3,852,420)
                                                                                              ---------------     ---------------


RETAINED EARNINGS (DEFICIT) - ENDING                                                          $   (12,222,656)    $    (7,389,208)
                                                                                              ===============     ===============


The accompanying notes are an integral part of these financial statements.

                    THINKDIRECTMARKETING, INC. AND SUBSIDIARY

                     (f/k/a Digital Asset Management, Inc.)

                      STATEMENTS OF STOCKHOLDERS' (DEFICIT)

                           DECEMBER 31, 2000 and 2001

                                                                                                         Additional
                                             Preferred        Stock          Common         Stock          Paid-in        Members'
                                               Shares         Value          Shares         Value          Capital        Deficit
                                            ------------   ------------   ------------   ------------   ------------   ------------

Stockholders deficit at
      January 1, 2000                              2,500   $         25            440   $          4   $  2,500,412   $

Stock issued in exchange for services                 40                                                      40,000

Stock purchases                                                                    900              9

Employee stock options issued                                                                                  1,373

Non-employee stock options issued                                                                            999,927

Common stock split 100 to 1                                                    132,660          1,327         (1,327)

Net Loss for the year ended
      December 31, 2000
                                            ------------   ------------   ------------   ------------   ------------   ------------

Stockholders deficit at
      December 31, 2000                            2,540             25        134,000          1,340      3,540,385              0

Members' deficit acquired                                                                                                   (66,104)

Adjustment for the number of
      shares of stock outstanding                501,766          5,018         54,056            541         (5,559)

Employee stock purchases                                                        92,900            929

Conversion of loans to stock                     640,767          6,408                                    3,265,867

Net Loss for the year ended
      December 31, 2001                                                                                                    (546,657)
                                            ------------   ------------   ------------   ------------   ------------   ------------

Stockholders and members' deficit at
      December 31, 2001                        1,145,073   $     11,451        280,956   $      2,810   $  6,800,693   $   (612,761)
                                            ============   ============   ============   ============   ============   ============

                                                              Total
                                            Accumulated    Stockholders'
                                              Deficit        Deficit
                                            ------------   ------------

Stockholders deficit at
      January 1, 2000                       $ (3,852,419)  $ (1,351,978)

Stock issued in exchange for services                            40,000

Stock purchases                                                       9

Employee stock options issued                                     1,373

Non-employee stock options issued                               999,927

Common stock split 100 to 1                                           0

Net Loss for the year ended
      December 31, 2000                       (3,536,788)    (3,536,788)
                                            ------------   ------------

Stockholders deficit at
      December 31, 2000                       (7,389,207)    (3,847,457)

Members' deficit acquired                                       (66,104)

Adjustment for the number of
      shares of stock outstanding                                     0

Employee stock purchases                                            929

Conversion of loans to stock                                  3,272,275

Net Loss for the year ended
      December 31, 2001                       (4,360,249)    (4,906,906)
                                            ------------   ------------

Stockholders and members' deficit at
      December 31, 2001                     $(11,749,456)  $ (5,547,263)
                                            ============   ============

The accompanying notes are an integral part of these financial statements.
                                                                               5

                           THINKDIRECTMARKETING, INC.

                     (f/k/a Digital Asset Management, Inc.)

                            STATEMENTS OF CASH FLOWS

                           DECEMBER 31, 2001 and 2000


                                                                                                    2001                2000
                                                                                              ---------------     ---------------
                                                                                              (Consolidated)

CASH FLOWS FROM OPERATING ACTIVITIES:

      Net loss                                                                                $    (4,906,913)    $    (3,536,788)

      Adjustments to reconcile net loss to net cash
      used in operating activities:
           Depreciation and amortization                                                              310,426             267,113
           Issuance of stock for services                                                                   0              40,000
           (Increase) decrease in accounts receivable                                                (141,535)            (26,259)
           (Increase) decrease in prepaid expenses                                                    (15,502)            (24,331)
           (Increase) decrease in employee loans                                                       (3,798)                  0
           (Increase) decrease in security deposits                                                     2,300               4,078
           (Increase) decrease in restricted cash                                                           0              85,508
           (Increase) decrease in accounts payable
                and accrued expenses                                                                  422,642             (86,411)
           Increase (decrease) in deferred revenues                                                   185,313             125,149
                                                                                              ---------------     ---------------

           Net cash used by operating activities                                                   (4,147,067)         (3,151,941)
                                                                                              ---------------     ---------------


CASH FLOWS FROM INVESTING ACTIVITIES:

           Acquisition of fixed assets                                                                (89,255)           (331,891)
           Capitalized development costs                                                                    0            (136,225)
           Website impairment                                                                         116,103                   0
           Computer equipment  impairment                                                             139,568                   0
           Website development                                                                        (30,000)                  0

           Loan to affiliate                                                                                0                   0
                                                                                              ---------------     ---------------

           Net cash used by investing activities                                                      136,416            (468,116)
                                                                                              ---------------     ---------------


CASH FLOWS FROM FINANCING ACTIVITIES:

           Proceeds from notes payable                                                                207,066           3,079,937
           Conversion of loans to stock                                                             3,272,275
           Repayments of notes payable                                                                      0             (60,000)
           Issuance of common stock                                                                       929                   0
           Issuance of stock options                                                                        0           1,001,300
           Proceed from sale of stock                                                                       0                   9
                                                                                              ---------------     ---------------

           Net cash provided by investing activities                                                3,480,270           4,021,246
                                                                                              ---------------     ---------------

NET DECREASE  IN CASH                                                                                (530,381)            401,189

CASH BALANCE- Beginning                                                                               538,545             136,387
                                                                                              ---------------     ---------------


CASH BALANCE- Ending                                                                          $         8,164     $       537,576
                                                                                              ===============     ===============

The accompanying notes are an integral part of these financial statements.
                                                                               6

                           THINKDIRECTMARKETING, INC.

                     (f/k/a Digital Asset Management, Inc.)

                            STATEMENTS OF CASH FLOWS

                           DECEMBER 31, 2001 and 2000


                                                                                                    2001                2000
                                                                                              ---------------     ---------------
                                                                                              (Consolidated)

NON-CASH FINANCING ACTIVITIES:

      Long-term debt converted to preferred stock:
           Preferred stock                                                                              6,408                   0
           Additional paid-in capital                                                               3,265,867                   0
                                                                                              ---------------     ---------------

                                                                                              $     3,272,275     $             0
                                                                                              ===============     ===============

SUPPLEMENTAL CASH FLOW INFORMATION:

      Cash paid for:

           Interest expense                                                                   $             0     $             0
                                                                                              ===============     ===============

The accompanying notes are an integral part of these financial statements.
                                                                               7

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

         The 2001 consolidated financial statements include the accounts of ThinkDirectMarketing, Inc. ("the Company") and its wholly owned subsidiary, DirectMailQuotes, LLC. ("the Subsidiary") which was acquired in 2001. All significant intercompany balances and transactions have been eliminated.

         The 2000 financial statements include only the accounts of the Company.

         NATURE OF BUSINESS

         The Company

         The Company was originally incorporated under the name of Digital Asset Management, Inc. in the State of Delaware on October 14, 1998. The Company restated its certificate of incorporation on July 14, 2000.

         The Company designs, develops and distributes products and services that automate and streamline direct marketing and customer relationship management. The Company has developed several scaleable and complimentary lines of data management products and professional direct mail services that were previously available only to Fortune 1000 companies. The Company has established marketing agreements to provide direct mail and telemarketing services with major corporations and business service partners servicing small and medium businesses marketplace.

         The Company licenses data from two leading data providers. This data is utilized in the Company's ThinkDirectMail line of products. ThinkDirectMail provides online direct marketing list services sold on a subscription basis. ThinkDirectMail TM is an online subscription-based direct marketing list product that lets users search through a database of over 100 million business and consumer listings by zip code, SIC code, geographic radius, as well as names and addresses. ThinkDirectMail enables its users to accurately target potential customers using criteria such as age, income, housing type, family status, etc.

         The Subsidiary

         Direct Mail Quotes, LLC. d/b/a "Mail Mogul" was originally incorporated in the State of California on February 3, 2000.

         The Subsidiary operates a website where buyers of direct mail can receive competitive bids from local mail shops able to handle their mailing needs. Mail Mogul is an online market place for sellers of direct mail, providing leads, website applications, mailing lists, mailing supplies as well as other products and services.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)


         The Subsidiary owns the web properties www.DirectMAilQuotes.com ("DMQ") and www.MailMogul.com. DMQ allows buyers of direct mail to receive competitive bids from local mail shops able to handle their mailing needs. Users of DMQ can also read from hundreds of articles dedicated to direct mail, look up important postal rates and regulations and search for mail shops nationwide by the services they provide. MailMogul is an online marketplace for professional mailing services. From the www.MailMogul.com website, members can purchase Requests for Quotes, mailing lists, mailing supplies, data entry services, as well as other services designed to help mail shops compete better in the 21st century. Mail shops also have the opportunity to rent website applications designed specifically for the direct mail industry. These applications can be used to build a brand new site, or added to an existing site to give mail shops the power to offer job tracking, quote requests, postal information and job initiation right from their website.


         REVENUE AND COST RECOGNITION

         The accompanying financial statements have been prepared using the accrual method of accounting. Under the accrual method, revenues are recognized when earned and expenses are recognized when incurred.


         ADVERTISING COSTS

         The Company expenses advertising as incurred. Advertising expense costs for the years ended December 31, 2001 and 2000 totaled $932,136 and $464,988 respectively.


         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

         CASH AND CASH EQUIVALENTS

         For financial statement presentation purposes, the company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company did not hold any cash equivalents as of December 31, 2001 and 2000.


         FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the Company to disclose the fair value of its financial instruments. The Company's financial instruments, including accounts receivable, accounts payable and notes payable are carried at cost, which, in the opinion of management, approximates their fair value due to the short-term maturities and approximate market interest rates of these instruments.

         ACCOUNTS RECEIVABLE

         The Company conducts business and extends credit based on the evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.


         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income currently. Depreciation is computed on a straight-line method for financial reporting and an accelerated method for income tax purposes, based on the estimated useful lives of the assets.


         LONG-LIVED ASSETS

         The Company evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of intangible and other long-lived assets, or whether the remaining balance of intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, management would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

         WEBSITE DEVELOPMENT

         The Company accounts for website development costs in accordance with the guidance of EITF 00-2 "Accounting for Website Development Costs". Costs incurred in the planning stage are expensed as incurred. Costs relating to software used to operate the website are accounted for under Statement of Position 98-1, "Software Developed or Obtained for Internal Use". Accordingly, external direct costs, payroll and payroll related costs for those directly involved with the project, are capitalized during the application development stage. Costs incurred during the post-implementation operation stage, and fees incurred for web-hosting, are expensed as incurred.

         Costs incurred in connection with development of the Company website are capitalized and amortized over a 5 year period. The website is reviewed for potential impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.

         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes", which requires an asset liability approach to financial accounting and reporting for income taxes. Deferred Income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)


         COMPENSATED ABSENSES

         The Company does not accrue for compensated absences and recognizes the costs of compensated absences when actually paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

NOTE 2 - GOING CONCERN

         The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred operating losses for each of the last four years ended December 31, 1998, 1999, 2000 and 2001 of ($485,000),
         ($3,367,000), ($3,567,000), ($4,907,000), respectively and the accumulated deficit amounted to ($12,362,000) at December 31, 2001. The Company's current liabilities exceed its current assets by ($5,950,000) and the Company' total liabilities exceed its total assets by ($5,550,000). These matters raise substantial doubt about the ability of the Company to continue as a going concern. The Company's continuance will be dependent on the ability to restructure its operations to achieve profitability in the near term and its ability to raise sufficient debt or equity capital to fund continuing operations until such restructuring is completed.

         Presently, the Company cannot ascertain the eventual success of management's plans with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the uncertainties described above.


NOTE 3 - INVESTMENT IN SUBSIDIARY

         On March 30, 2001 the Company entered into a One Hundred percent (100%) membership interest purchase agreement ("the purchase agreement") with DirectMailQuotes, LLC, a California limited liability company ("DMQ"), the Direct MailQuotes, LLC investors ("the DMQ investors") and Cater Barnard plc, (f/k/a VoyagerIT.com) a company formed under the laws of England ("Cater Barnard ").

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 3 - INVESTMENT IN SUBSIDIARY

         Pursuant to the purchase agreement, the Company purchased from the DMQ investors One Hundred percent (100%) of the issued and outstanding membership and economic interest (the "Membership Interests") of DMQ.

         In exchange for the sale of the member interests, the Company would within forty five days of the end of the Measurement Period (as defined below) issue convertible promissory notes to the DMQ Investors ("the DMQ notes") on a pro rata basis, in the aggregate amount of the purchase price (as defined below).

         The measurement period was defined as the twelve month period commencing as of January 1, 2001 and ending December 31, 2001.

         The initial purchase price (the "initial purchase price") of the Membership Interests was established at Five hundred thousand dollars ($500,000), subject to certain adjustments ("the adjusted purchase price").

         In accordance with the agreement at the conclusion of the measurement period "the adjusted purchase price" was agreed to be $425,000. Management was unable to conclude that there was lasting value in the assets purchased, therefore there was a discount recorded equal to the convertible notes issued.


NOTE 4-  PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following for the years ended December 31, 2001 and 2000 respectively: Depreciation expense for the years ended December 31, 2001 and 2000 total $126,935 and $82,785, respectively.

                                                    Estimated
         Property and Equipment                    Useful Lives          2001         2000
                                                 -----------------   ------------  -----------

        Computer equipment and software                5 years          $ 407,854    $ 474,891
        Telephone equipment                            5 years             18,049       18,049
        Office equipment                               5 years              3,212        3,212
        Furniture and fixtures                         7 years             86,340       69,616
                                                                     -----------   -----------

        Total Property and Equipment                                      515,455      565,768


        Accumulated Depreciation                                         (261,591)    (126,500)
                                                                     -----------   -----------

        Net Property and Equipment                                      $ 253,864    $ 439,268
                                                                     ===========   ===========

         Depreciation expense for the years ended December 31, 2001 and 2000 total $126,935 and $82,785, respectively.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

         During 2001 computer equipment of $139,568 was deemed impaired and written down to management's estimated fair value. An impairment loss of that amount has been charged to operations in 2001.

NOTE 5 - WEBSITE IMPAIRMENT

         During 2001 the Company determined that based on estimated future cash flows, the carrying amount of the website exceeded its fair value by $116,103, accordingly an impairment loss of that amount was recognized and included in the statement of operations.

NOTE 6 - NOTES PAYABLE

         As of December 31, 2001 and 2000 notes payable consisted of the following:

                                                                                      2001                   2000
        The Company:

                                                                                  --------------           --------------

        Convertible bridge note payable to Axciom Corporation due December 31,
        2001- effective rate approximately 4.5% (convertible into 80,000 shares
        of Series B-2 Preferred stock, par value $.01 per share).                 $      400,000           $      400,000

        Convertible bridge notes payable to various individuals due December 31,
        2001- effective rate approximately 8.0% (convertible into 640,767 shares
        of Series B-1, B-2 and C-1 Preferred stock, par value $.01 per share).                                  3,271,989

        Bridge note payable to CDSI due June 8, 2001- no stated
        interest rate.                                                                                            100,000

        Convertible promissory notes payable to Cater Barnard plc due December
        31, 2001 (convertible into 359,381 shares of the Series D preferred stock, par value $.01 per share).
                                                                                       4,575,000                1,109,945

        Total Company Notes Payable                                                    4,975,000                4,881,934

        The Subsidiary:

        Note payable, individual, no stated interest rate                                114,000                        0
                                                                                  --------------           --------------

        Total Notes Payable                                                       $    5,089,000           $    4,881,934
                                                                                  ==============           ==============

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 6 - NOTES PAYABLE (Continued)

         The Subsidiary's note payable was issued to a former member of the Subsidiary ("the Note holder") in repayment of loans made by the Note holder. The note in the amount of $114,000 is non-interest bearing. The Subsidiary provided a Side Letter to the Note holder in which the Subsidiary made a commitment that in the event the Internal Revenue Service should impute interest on the note, the Subsidiary will reimburse the Note holder for the income tax generated by the imputed interest.

         The note provides for $60,000 to be paid in $10,000 monthly increments beginning in July 2001 and continuing through December 2001. The remaining $54,000 shall be payable as follows: (a) as earned, 50% of the net profits of the Subsidiary shall be paid to the Note holder and
         (b) any part of the $54,000 that remains unpaid on June 30, 2002 shall be then due and payable in full.

         As of December 31, 2001 no payments had been made. The failure to make a payment when due constitutes an event of default. The effect of default is:

         (i) The termination of the license agreement entered into by the Subsidiary and the Note holder as part of the Purchase agreement of March 30, 2001.


         (ii) The Note holder has a perpetual world-wide royalty-free license ("the Recovery Right") from the Subsidiary to use, modify, revise, transfer, enhance, sublicense or deal with in any way or manner determined by the Note holder at his discretion (a) any of the intellectual property of the Subsidiary developed by the Subsidiary and the Note holder prior to the Closing of the Purchase agreement and (b) any software developed after the Closing of the Purchase agreement primarily by the Subsidiary or any subsidiary thereof, relating expressly to creative and mailing modules and any applications relating to the MailMogul product.

         The entire indebtedness due under this Note shall at the option of the Note holder be immediately due and payable without notice.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 7 - INCOME TAXES

         The provision for income taxes in the statements of operations is as follows:

                                          2001                 2000
                                     --------------        --------------

             Current

                    Federal          $            0        $            0

                    State                         0                     0
                                     --------------        --------------

                                     $            0        $            0
                                     ==============        ==============

             Deferred

                    Federal          $            0        $            0

                    State                         0                     0
                                     --------------        --------------

                                     $            0        $            0
                                     ==============        ==============


         The deferred tax asset, net of valuation allowance, for 2001 and 2000 income tax is $0 and $0, respectively.

         The Company has available at December 31, 2001 and 2000 approximately $11,750,000 and $7,390,000 of unused operating loss carry forwards that may be applied against taxable income and that expire in various years from 2017 to 2020.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Employment Contracts

         The Company has entered into employment contracts with six individuals. The contracts provide for minimum annual salaries and incentives based on the individual meeting goals established by the Company's Compensation Committee. The employment agreements also contain provisions for the issuance of options to purchase a certain number of shares of common stock based on the company's success in the attainment of certain performance goals. The total commitment for these employment contracts is as follows:

         For the year ending December 31,

                                                   2002      $         570,000
                                                   2003                130,000
                                                   2004                 15,000
                                                             ------------------

                                                             $         715,000
                                                             ==================

         Web Site Link Agreement

         In July 2001 the Company entered into a Web Site Link Agreement ("Web Site agreement") with Claritas Inc. ("Claritas"). The Web Site agreement establishes a hypertext link ("the Link") between the Company's web site and Claritas' web site. Claritas maintains the link which enables visitors ("end-users") to the Company's web site to Link directly into the the Claritas web site. The purpose of the Link is to provide a vehicle by which end-users can place product orders. In exchange for the link, Claritas pays the Company commissions ("the Commisisons") for those sales that eminate from the Link. Claritas maintains on its web site a software application that enables it to (i) recognize end-user product orders resulting from access to the Claritas web site through the Link and (ii) track such orders and calculate the Commissions.

         The Commissions are equal to twenty percent (20%) of the first ten thousand dollars in revenues generated through the Link and twenty five percent (25%) for those revenues generated in excess of the initial ten thousand dollars ($10,000).

         The Company's responsibility is to maintain and continually upgrade its Web Site and facilitate uninterrupted, end-user access to its web site and the Link.

         The agreement was never implemented.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)


         Data License Agreement

         In October 1998 the Company entered into a Data License Agreement ("the Data License agreement") with Acxiom Corporation ("Acxiom). The Data License agreement permits the Company use of the Acxiom business and residential information database (the "Database"). The database contains names, addresses, telephone numbers and other information of sixteen million United States Business and two million Canadian Business listings as well as eighty-five million United States residential and eleven million Canadian residential listings.

         The agreement permits the Company to use the Database to create mailing list products and telemarketing list products for sale to the Company's customers.

         At December 31, 2001 the Company had a contractual obligation, for the term of the contract, to pay to Acxiom, on a monthly basis 12% of revenues generated from the sale or display of the data as described in the agreement. The contract establishes certain minimum amounts to be paid to Acxiom. For calendar year 2002 the minimum amount to be paid by the Company is $475,000, payable in equal monthly installments. For each successive calendar year the minimum amount is 120% of the prior year's minimum amount.

         The Company may terminate the agreement upon sixty days written notice to Acxiom.

         Acxiom is a related party to the Company (see Note 14 Related Party Transactions)


         Lease Obligations


         The Company has various operating leases for real property and equipment used in operations. The Company leases, from unrelated parties, office space for use by the Company and its subsidiary. The real property leases and equipment leases expire on various dates in 2004 and 2006 respectively.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

         Real Property Lease Obligations

         The Company entered into three lease obligations for office space in Connecticut, Colorado and California.


         Connecticut Lease

         The Connecticut lease was entered into on November 10, 1998. The original term of the lease was from January 1, 1999 through December 31, 1999. The lease contained an option for the Company to extend the lease for an additional five-year period ending December 31, 2004. The Company exercised the option. In November 2001 the Company and its landlord agreed to extend the lease to December 31, 2005. During the extension period the fixed rent would be equivalent to the fair market rent as agreed between the Company and the Landlord. The annual rent expense for 2001 and 2000 was $66,763 and $66,763.

         Colorado Leases

         The first Colorado lease was entered into in November, 1998 and expired in November 2000. The annual rent for 2000 was $31,998.

         The second Colorado lease was entered into on November 27, 2000. The original term of the lease is from February 1, 2001 through January 31, 2004. The annual rent for 2001 was $57,126.

         California Lease

         The California lease was entered into on July 17, 2001. The term of the lease is from August 1, 2001 through July 31, 2003. The lease contains a provision for the Company to continue, with the consent of the landlord, its tenancy on a month-to-month basis at a monthly rent of $1,680 upon expiration of the lease. The annual rent for 2001 was $8,000.

         Future minimum lease commitments under all long-term operating leases as of December 31, 2001 are approximately:

                                                          Year Ending
                          December 31,                         Amount
                       ------------------           ------------------

                            2002                    $        143,400
                            2003                             144,700
                            2004                              85,300
                            2005                               3,200
                            2006                               1,000
                                                    ----------------

                                                    $        377,600
                                                    ================

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 8 - COMMITMENTS AND CONTINGENCIES (Continued)

         Pending Litigation

         A Find Z Inc.

         The Company is a defendant in lawsuit filed by A Find Z Inc. ("A Find Z"). A Find Z is claiming an outstanding finder's fee in an amount equal to between $25,000 and $85,000. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome. It is not possible to predict at this time the extent of the Company's liability, if any. The Company is vigorously defending its position. On May 14, 2002 the parties reached a preliminary agreement to settle the lawsuit. If the settlement is consummated the Company will pay A Find Z $25,000 and receive a complete release.

NOTE 9 - DEFERRED REVENUE

         Revenues derived from the sale of twelve-month subscriptions to the Company's mailing lists and the subsidiary's "Request for Quote" service are deferred and included in income on a monthly basis as one twelfth of the subscriptions expire.

NOTE 10 - UNINSURED CASH BALANCES

         The Federal Deposit Insurance Corporation insures balances up to but not exceeding cash deposits in a financial institution of $100,000. The Company from time to time maintains balances in excess of the amount insured. As of December 31, 2001 and 2000 the company had $0 and $437,576 deposited in excess of the amount insured by the Federal Deposit Insurance Corporation.

NOTE 11 - CAPITAL STOCK

         Preferred Stock

         During 2000 and 2001 the Company had issued and outstanding various series of preferred stock. The series classifications were Series A, B-1, B-2, C-1 and C-2. The characteristics of the various series with respect to rights, preferences, limitations, voting

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 11 - CAPITAL STOCK (continued)

          Preferred Stock (continued)

--------------------------------------------------------------------------------------------------------------
Preferred Series:         A               B-1               B-2              C-1              C-2
--------------------------------------------------------------------------------------------------------------

Per share
liquidation rights      $10.00           $2.50             $5.00            $7.79             $4.06

--------------------------------------------------------------------------------------------------------------

Conversion ratio
Preferred:Common          1:1              1:1               1:1              1:1               1:1

--------------------------------------------------------------------------------------------------------------

Treatement of           Retired          Retired           Retired          Retired           Retired
reacquired              and              and               and              and               and
shares                  cancelled        cancelled         cancelled        cancelled         cancelled
--------------------------------------------------------------------------------------------------------------

Effect of:              Conversion       Conversion ratio  Conversion       Conversion ratio  Conversion
                        ratio            in effect immed-  ratio            in effect immed-  ratio
(a) common              in effect        iately prior to   in effect        iately prior to   in effect
stock subdivision by    immed-           subdivision       immed-           subdivision       immed-
stock split, stock      iately prior     proportion-ately  iately prior     proportion-ately  iately prior
dividend, etc.          to subdivision   reduced           to subdivision   reduced           to subdivision
 or                     proportion-ately Conversion ratio  proportion-ately Conversion ratio  proportion-ately
(b) common              reduced          in effect immed-  reduced          in effect immed-  reduced
stock combination by    Conversion       iately prior to   Conversion       iately prior to   Conversion
reverse stock split,    ratio            subdivision       ratio            subdivision       ratio
stock                   in effect        proportionately   in effect        proportionately   in effect
dividend, etc.          immed-           (a) reduced       immed-           (a) reduced       immed-
                        iately prior      or               iately prior      or               iately prior
                        to subdivision   (b) increased     to subdivision   (b) increased     to subdivision
                        proportionately                    proportionately                    proportionately
                        (a) reduced                        (a) reduced                        (a) reduced
                         or                                 or                                 or
                        (b) increased                      (b) increased                      (b) increased

--------------------------------------------------------------------------------------------------------------

Consolidation /         Convertible      Convertible       Convertible      Convertible       Convertible
Merger                  into the kind    into the kind     into the kind    into the kind     into the kind
                        and amount       and amount        and amount       and amount        and amount
                        of shares of     of shares of      of shares of     of shares of      of shares of
                        stock            stock             stock            stock             stock
                        receivable       receivable upon   receivable       receivable upon   receivable
                        upon the         the               upon the         the               upon the
                        consolidation    consolidation     consolidation    consolidation     consolidation
                        or merger        or merger         or merger        or merger         or merger

--------------------------------------------------------------------------------------------------------------

          and dividend rights were similar to that of common shareholders with the following exceptions:

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 11 - CAPITAL STOCK (Continued)

          Preferred Stock (Continued)

          On October 31, 1998 the Company issued 1,250 shares of Series A preferred stock to Acxiom Corporation in exchange for cash in the aggregate amount of $1,250,000.

          On October 31, 1998 the Company issued 1,250 shares of Series A preferred stock to CDSI Holdings, Inc. ("CDSI") in exchange for furniture and fixtures valued at $35,000, a customer database valued at $1,005,338 and capitalized software costs valued at $234,403. The issuance price was reduced by $24,740, which represented the amount of CDSI's deferred revenue liability assumed by the Company. The valuation was determined by management based on the readily ascertainable value of Acxiom's purchase of 1,250 shares for cash.

          In February 2000, the Company issued 25 shares of Series B-2 preferred stock to its legal council in exchange for services provided to the Company.

          In March 2000, the Company issued 15 shares of Series B-2 preferred stock to vendors in exchange for marketing services provided to the Company.

          In March 2001, the Company issued 100,000 shares of Series B-1 preferred stock to Acxiom in exchange for Acxiom's election to exercise the conversion feature of the Company's $250,000 convertible bridge note payable to Acxiom.

          In March 2001, the Company issued 100,000 shares of Series B-1 preferred stock to an individual in exchange for the individual's election to exercise the conversion feature of the Company's $250,000 convertible bridge note payable to the individual.

          In March 2001, the Company issued 171,000 shares of Series B-2 preferred stock to various Bridge Noteholders in exchange for the Bridge Noteholders election to exercise the conversion feature of the Company's $862,000 bridge note payable to the Bridge Noteholders.

          In March 2001, the Company issued 217,520 shares of Series C-1 preferred stock to various Bridge Noteholders in exchange for the Bridge Noteholders election to exercise the conversion feature of the Company's $1,409,989 bridge note payable to the Bridge Noteholders.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 11 - CAPITAL STOCK (Continued)

          Preferred Stock (Continued)


          In March 2001, the Company issued 52,247 shares of Series C-1 preferred stock to Cater Barnard plc in exchange for Cater Barnard plc`s election to exercise the conversion feature of the Company's $500,000 bridge note payable to Cater Barnard plc.


NOTE 11 - CAPITAL STOCK (Continued)

          Common Stock

          On January 1, 2000 the Company had 440 shares issued of its common stock.

          In June 2000 the Company issued 900 shares of its common stock to individuals for cash at par value.


NOTE 12 - STOCK OPTION PLAN

          The Company has a fixed employee stock-based compensation plan. Under the Company's Employee Stock Option Plan ("the ESOP"), the Company may grant options for up to 150,000 shares of common stock. The exercise price of each option is $6.24. The maximum term of the options is 10 years vesting upon issuance.

          On January 27, 2000 the Board of Directors authorized a 100 to 1 stock split on the Company's $.01 par value common stock. As a result of the split, 132,660 additional shares were issued and additional paid in capital was reduced by $1,327.

          During 2000 the Company issued 111,466 stock options to employees in accordance with the ESOP.

          During 2001 the Company issued 138,200 stock options to employees in accordance with the ESOP.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 12 - STOCK OPTION PLAN (Continued)

          Following is a summary of the status of the plan during 2000 and 2001:

                                                                 2000                                  2001
                                                      ---------------------------           ---------------------------
                                                                         Weighted                              Weighted
                                                                         Average                               Average
                                                      Number of          Exercise           Number of          Exercise
                                                       Shares              Price             Shares             Price
                                                      ---------          --------           ---------          --------

             Outstanding at January 1,                   7,100            $ 6.24             21,766                6.24
             Granted                                   111,466            $ 6.24            138,200                6.24
             Exercised                                  98,600            $ 6.24            (90,800)               6.24
             Forfeited                                       0            $ 6.24            (23,300)               6.24
                                                      ---------                             ---------
             Outstanding at December 31,               217,166            $ 6.24             45,866                6.24
                                                      =========          ========           =========          ========
             Options exerciseable at
             December 31,                              217,166                               10,866
                                                      =========          ========           =========          ========

NOTE 13 -  OUTSTANDING WARRANTS

     At December 31, 2001 the Company had outstanding warrants to purchase 127,315 shares of the Company's common stock at prices ranging from $2.50 to$5.28 per share. The warrants become exercisable upon issuance and expire at various dates through 2005 . At December 31, 2001 127,315 shares of common stock were reserved for that purpose.

                           THINKDIRECTMARKETING, INC.

                      f/k/a Digital Asset Management, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000


NOTE 14 - RELATED PARTY TRANSACTIONS


          Acxiom Corporation:

          Acxiom controlled two seats on the Board of Directors from 1998 trough 2001.

          Acxiom purchased preferred stock in 1998 and 2001.

          In addition the Company is indebted to Acxiom in the amount of $400,000. Acxiom provided services to the Company under the Data License Agreement (see Note 8 Commitments and Contingencies)

                            IMX PHARMACEUTICALS, INC.

                                 AND SUBSIDIARY

                            PRO FORMA BALANCE SHEETS

                                DECEMBER 31, 2001


                                     ASSETS
--------------------------------------------------------------------------------

                                                  IMX Pharmaceuticals  ThinkDirectMarketing
                                                    and subsidiaries     and subsidiary       Findstar, plc
                                                      Historical          Historical           Historical
                                                      (Unaudited)         (Unaudited)          (Unaudited)
                                                  -------------------  --------------------  ---------------

CURRENT ASSETS

     Cash                                            $      5,175         $      8,162        $         36
     Accounts receivable                                   11,977              220,945             162,170
     Inventories                                                                     0                 800
     Other receivables
     Prepaid expenses                                                           43,697              36,864
                                                     ------------         ------------        ------------

        Total Current Assets                               17,152              272,804             199,870
                                                     ------------         ------------        ------------




PROPERTY AND EQUIPMENT

     Property and equipment, net of
          accumulated depreciation                              0              253,864              92,873
                                                     ------------         ------------        ------------


OTHER ASSETS

     Goodwill                                                                                    1,125,745
     Note receivable, Shalom Y'all                        100,000
     Deposits and other                                         0               15,457
     Promissory notes receivable                        4,100,000
     Indeminification agreement                            50,000
     Website development                                                       111,837
     Indemnification agreement
     Investment in Findstar plc                        10,312,400
     Investment in Think Direct Marketing. Inc.        12,912,400
                                                     ------------         ------------        ------------

        Total Other Assets                             27,474,800              127,294           1,125,745
                                                     ------------         ------------        ------------




        Total Assets                                 $ 27,491,952         $    653,962        $  1,418,488
                                                     ============         ============        ============


                                     ASSETS
--------------------------------------------------------------------------------



                                                     Pro Forma       Pro Forma
                                                    Adjustments       Results
                                                  --------------   -------------

CURRENT ASSETS

     Cash                                          $          0     $     13,373
     Accounts receivable                                      0          395,092
     Inventories                                              0              800
     Other receivables                                        0                0
     Prepaid expenses                                         0           80,561
                                                   ------------     ------------

        Total Current Assets                                  0          489,826
                                                   ------------     ------------




PROPERTY AND EQUIPMENT

     Property and equipment, net of
          accumulated depreciation                            0          346,737
                                                   ------------     ------------


OTHER ASSETS

     Goodwill                                        (1,125,745)              0
     Note receivable, Shalom Y'all                            0         100,000
     Deposits and other                                       0          15,457
     Promissory notes receivable                     (4,100,000)              0
     Indeminification agreement
     Website development
     Indemnification agreement                               0                0
     Investment in Findstar plc                    (10,312,400)               0
     Investment in Think Direct Marketing. Inc.    (12,912,400)               0
                                                   ------------     ------------

        Total Other Assets                          (28,450,545)         115,457
                                                   ------------     ------------




        Total Assets                               $(28,450,545)    $  1,113,857
                                                   ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                    IMX Pharmaceuticals       ThinkDirectMarketing
                                                      and subsidiaries            and subsidiary         Findstar, plc
                                                         Historical                 Historical            Historical
                                                        (Unaudited)                (Unaudited)           (Unaudited)
                                                    -------------------       --------------------      --------------

CURRENT LIABILITIES

     Current portion of long-term
        notes payable                                  $                      $  5,089,000            $
     Bank overdrafts                                                                     0                 23,006
     Settlement payable, Wachovia                            38,000
     Settlement payable, Vitaquest                            5,000
     Administrative fees payable                             25,000
     Note payable                                            82,000

     Accounts payable                                                              764,314                192,240
     Accrued expenses                                                                                     993,439
        and other current liabilities
     Deferred revenues                                                             347,912
     Commissions payable
     Bankruptcy settlement and fees payable
     Note payable
     Sales tax payable
     Stock recission payable
     Loans payable
                                                       ------------           ------------           ------------


        Total Current Liabilities                           150,000              6,201,226              1,208,685
                                                       ------------           ------------           ------------



LONG-TERM LIABILITIES

     Officer' loan payable
     Promissory notes payable                             3,000,000
     Due to affiliate                                                                                     803,144
     Notes payable, less current portion
                                                       ------------           ------------           ------------

        Total Long-Term Liabilities                       3,000,000                      0                803,144
                                                       ------------           ------------           ------------


        Total Liabilities                                 3,150,000              6,201,226              2,011,829
                                                       ------------           ------------           ------------



STOCKHOLDERS' EQUITY (DEFICIT)

     Preferred stock                                     18,308,780                 11,451                      0
     Common stock                                            10,313                  2,810                432,734
     Additional paid-capital                             21,569,228              6,800,693             (1,026,075)
     Retained earnings (deficit)                        (14,968,315)           (12,362,218)
     Treasury stock                                        (578,054)
     Accumulated other
        comprehensive income (loss)
                                                       ------------           ------------           ------------

        Total Stockholders' Equity (Deficit)             24,341,952             (5,547,264)              (593,341)
                                                       ------------           ------------           ------------



        Total Liabilities
           and Stockholders' Equity (Deficit)          $ 27,491,952           $    653,962           $  1,418,488
                                                       ============           ============           ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------



                                                     Pro Forma              Pro Forma
                                                    Adjustments              Results
                                                   -------------          ------------

CURRENT LIABILITIES

     Current portion of long-term
        notes payable                              $ (4,100,000)          $    989,000
     Bank overdrafts                                          0                 23,006
     Settlement payable, Wachovia
     Settlement payable, Vitaquest
     Administrative fees payable
     Note payable

     Accounts payable                                         0                956,554
     Accrued expenses                                                          993,439
        and other current liabilities                         0                      0
     Deferred revenues
     Commissions payable                                      0                      0
     Bankruptcy settlement and fees payable                   0                      0
     Note payable                                             0                      0
     Sales tax payable                                        0                      0
     Stock recission payable                                  0                      0
     Loans payable                                            0                      0
                                                   ------------           ------------


        Total Current Liabilities                    (4,100,000)             3,459,911
                                                   ------------           ------------



LONG-TERM LIABILITIES

     Officer' loan payable                                    0                      0
     Promissory notes payable                                 0              3,000,000
     Due to affiliate                                         0                803,144
     Notes payable, less current portion                      0                      0
                                                   ------------           ------------

        Total Long-Term Liabilities                           0              3,803,144
                                                   ------------           ------------


        Total Liabilities                            (4,100,000)             7,263,055
                                                   ------------           ------------



STOCKHOLDERS' EQUITY (DEFICIT)

     Preferred stock                                 (7,234,642)            11,085,589
     Common stock                                      (435,544)                10,313
     Additional paid-capital                         (6,800,693)            20,543,153
     Retained earnings (deficit)                     (9,879,666)           (37,210,199)
     Treasury stock                                           0               (578,054)
     Accumulated other
        comprehensive income (loss)                           0                      0
                                                   ------------           ------------

        Total Stockholders' Equity (Deficit)        (24,350,545)            (6,149,198)
                                                   ------------           ------------



        Total Liabilities
           and Stockholders' Equity (Deficit)      $(28,450,545)          $  1,113,857
                                                   ============           ============

                            IMX PHARMACEUTICALS, INC.

                                 AND SUBSIDIARY

                       PRO FORMA STATEMENTS OF OPERATIONS

                           FOR THE THREE MONTHS ENDED

                                DECEMBER 31, 2001




                                      IMX Pharmaceuticals, Inc.   ThinkDirectMarketing
                                          and subsidiaries           and subsidiary       Findstar, plc
                                             Historical                Historical          Historical
                                             (Unaudited)               (Unaudited)         (Unaudited)
                                      -------------------------   --------------------    -------------

NET SALES                                   $    34,881              $   515,135           $   321,709

COST OF SALES                                       275                  391,915               121,470
                                            -----------              -----------           -----------


GROSS PROFIT                                     34,606                  123,220               200,239
                                            -----------              -----------           -----------


OPERATING EXPENSES

     Selling                                     19,287                  147,889               180,382
     Advertising                                     16                   45,769                 2,798
     General and administrative                  20,686                  816,029               109,547
     Depreciation and amortization                5,449                   71,589                 9,450
                                            -----------              -----------           -----------

Total Operating Expenses                         45,438                1,081,276               302,177
                                            -----------              -----------           -----------


LOSS FROM OPERATIONS                            (10,832)                (958,056)             (101,938)
                                            -----------              -----------           -----------


OTHER INCOME AND (EXPENSES)

     Interest income                                  0                        0                     0
     Asset impairment loss                            0                        0                     0
     Interest expense                                 0                        0                   936
     Reorganization items                             0                        0                     0
     Other                                       (3,067)                       0                     0
                                            -----------              -----------           -----------

Total Other Income and (Expenses)                (3,067)                       0                   936
                                            -----------              -----------           -----------



NET LOSS                                    $   (13,899)             $  (958,056)          $  (101,002)
                                            ===========              ===========           ===========





                                             Pro Forma           Pro Forma
                                            Adjustments           Results
                                            -----------         -----------

NET SALES                                   $   (34,881)        $   836,844

COST OF SALES                                      (275)            513,385
                                            -----------         -----------


GROSS PROFIT                                    (34,606)            323,459
                                            -----------         -----------


OPERATING EXPENSES

     Selling                                    (19,287)            328,271
     Advertising                                    (16)             48,567
     General and administrative                 (20,686)            925,576
     Depreciation and amortization               (5,449)             81,039
                                            -----------         -----------
                                                                          0
Total Operating Expenses                        (45,438)          1,383,453
                                            -----------         -----------


LOSS FROM OPERATIONS                             10,832          (1,059,994)
                                            -----------         -----------


OTHER INCOME AND (EXPENSES)

     Interest income                                  0                   0
     Asset impairment loss                            0                   0
     Interest expense                                 0                 936
     Reorganization items                             0                   0
     Other                                        3,067                   0
                                            -----------         -----------

Total Other Income and (Expenses)                 3,067                 936
                                            -----------         -----------

                                                                          0
                                                                          0
NET LOSS                                    $    13,899         $(1,059,058)
                                            ===========         ===========

--------------------------------------------------------------------------------

                            IMX PHARMACEUTICALS, INC.

                                 AND SUBSIDIARY

                       PRO FORMA STATEMENTS OF OPERATIONS

                               FOR THE YEAR ENDED

                                  JUNE 30, 2001




                                     IMX Pharmaceuticals, Inc.   ThinkDirectMarketing
                                          and subsidiaries          and subsidiary      Findstar, plc
                                             Historical               Historical          Historical
                                            (Unaudited)              (Unaudited)          (Audited)
                                     -------------------------   --------------------   -------------

NET SALES                                   $ 1,977,226           $   643,654           $   330,731

COST OF SALES                                 1,513,003               521,249               171,435
                                            -----------           -----------           -----------


GROSS PROFIT                                    464,223               122,405               159,296


OPERATING EXPENSES

     Selling                                    742,788               908,037               513,955
     Advertising                                 20,863               293,135                   856
     General and administrative               1,663,058             4,206,771               321,640
     Depreciation and amortization              104,598                     0                48,843
                                            -----------           -----------           -----------

Total Operating Expenses                      2,531,307             5,407,943               885,294
                                            -----------           -----------           -----------


LOSS FROM OPERATIONS                         (2,067,084)           (5,285,538)             (725,998)
                                            -----------           -----------           -----------


OTHER INCOME AND (EXPENSES)

     Interest income                             32,413                     0                     0
     Asset impairment loss                   (1,029,177)                    0                     0
     Interest expense                                 0               (81,848)               (4,897)
     Reorganization items                    (5,634,421)                    0                     0
     Other                                      262,056               142,577                (2,053)
                                            -----------           -----------           -----------

Total Other Income and (Expenses)            (6,369,129)               60,729                (6,950)
                                            -----------           -----------           -----------



NET LOSS                                    $(8,436,213)          $(5,224,809)          $  (732,948)
                                            ===========           ===========           ===========






                                            Pro Forma       Pro Forma
                                           Adjustments       Results
                                           -----------      ---------

NET SALES                                  $(1,977,226)     $   974,385

COST OF SALES                               (1,513,003)         692,684
                                           -----------      -----------


GROSS PROFIT                                  (464,223)         281,701


OPERATING EXPENSES

     Selling                                  (742,788)       1,421,992
     Advertising                               (20,863)         293,991
     General and administrative             (1,663,058)       4,528,411
     Depreciation and amortization            (104,598)          48,843
                                           -----------      -----------
                                                                      0
Total Operating Expenses                    (2,531,307)       6,293,237
                                           -----------      -----------


LOSS FROM OPERATIONS                         2,067,084       (6,011,536)
                                           -----------      -----------


OTHER INCOME AND (EXPENSES)

     Interest income                           (32,413)               0
     Asset impairment loss                   1,029,177                0
     Interest expense                                0          (86,745)
     Reorganization items                    5,634,421                0
     Other                                    (262,056)         140,524
                                           -----------      -----------

Total Other Income and (Expenses)            6,369,129           53,779
                                           -----------      -----------

                                                                      0
                                                                      0
NET LOSS                                   $ 8,436,213      $(5,957,757)
                                           ===========      ===========